Exhibit 10.4

AMENDMENT TO THE AMERICAN WOODMARK CORPORATION

2006 NON-EMPLOYEE DIRECTORS EQUITY OWNERSHIP PLAN

AMENDMENT, to the American Woodmark Corporation 2006 Non-Employee Directors Equity Ownership Plan, by American Woodmark Corporation (the “Company”). The Company maintains the American Woodmark Corporation 2006 Non-Employee Directors Equity Ownership Plan, effective as of August 24, 2006 (the “Plan”).

WHEREAS, the Company, pursuant to the authority granted under Section 12(a) of the Plan, now wishes to amend the Plan;

NOW, THEREFORE, effective as of August 27, 2009, the Plan is hereby amended as follows:

1.	The second and third sentences of Section II of the Plan are hereby amended in their entirety as follows:

“Grants of stock options (“Options”) under the Plan shall be as described in Section V, shares of restricted stock (“Restricted Shares”) as described in Section VI, stock appreciation rights (“SARs”) as described in Section VII, and restricted stock units (“RSUs”) as described in Section VIII. The Board shall have all powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of Options, Restricted Shares, SARs, and RSUs under the Plan, to construe the Plan, to determine all questions arising under the Plan, to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable, and to establish and verify the extent of satisfaction of any conditions to exercisability or vesting as applicable to Options, Restricted Shares, SARs, and RSUs.”

2.	Section IV of the Plan is hereby amended in its entirety as follows:

“Subject to adjustment as provided in Section X, the maximum number of shares of the Company’s common stock (“Shares”) that may be issued upon exercise or vesting of Options, Restricted Shares, SARs, and RSUs granted pursuant to the Plan shall be 200,000, reduced by (i) the total number of Shares previously issued under the American Woodmark Corporation 2005 Non-Employee Director Stock Option Plan, originally effective as of August 25, 2005 (the “Prior Plan”), and (ii) the total number of Shares subject to outstanding awards under the Prior Plan that have not expired or terminated unexercised. Shares that have not been issued under the Plan or Prior Plan allocable to Options, Restricted Shares, SARs, and RSUs and portions thereof that expire, lapse, forfeit or otherwise terminate unexercised may again be subject to a new award under the Plan.”

3.	The second sentence of Section V(b) of the Plan is hereby amended in its entirety as follows:

“ ‘Fair Market Value’ for purposes of the Plan means the closing price per share of the Shares on the NASDAQ Global Select Market. Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Shares were traded.”

4.

A new Section VIII is hereby added to the Plan (and existing Section VIII and all subsequent sections are hereby renumbered accordingly, and all section references throughout the Plan are hereby adjusted accordingly):

“VIII.       Restricted Stock Unit Awards.

(a)     Grant.

A. The Board may make grants of RSUs to directors. Whenever the Board deems it appropriate to grant RSUs, notice shall be given to the director stating the number of RSUs granted and the terms and conditions to which the RSUs are subject. This notice, when duly accepted in writing by the director, shall become the award agreement between the Company and the director.

B. RSUs may be payable in Shares or in cash or in any combination thereof, or the Board may reserve the right in the award agreement to determine the medium of payment at the time of payment. A cash payment of a RSU shall be equal to the Fair Market Value of a Share as of the date of payment. Delivery of Shares in payment of RSUs may be subject to additional conditions established in the award agreement.

(b)      Terms and Conditions.

  The Board shall establish as to each award of RSUs the terms and conditions upon which the RSUs shall vest and be paid. Such terms and conditions may include, without limitation, accelerated vesting as a result of the disability, death, or retirement of the director or the occurrence of a change of control of the Company.

(c)      Non-transferability.

   A director’s rights under a RSU award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or otherwise disposed of, other than by will or the laws of descent and distribution.

(d)      Shareholders Rights.

           A director shall not have any of the rights of a shareholder with respect to an award of RSUs unless and until Shares are issued to the director pursuant to such award and all requirements with respect to the issuance of such Shares have been satisfied.

(e)      Dividend Equivalents.

The Board may, in its discretion, provide that a director shall be entitled to receive dividend equivalents on outstanding RSUs. Dividend equivalents may be (i) paid in cash, (ii) credited to the director as additional RSUs, or (iii) a fixed combination of cash and additional RSUs as provided in the award agreement, or the Board may reserve the right to determine the manner of payment at the time dividends are paid to shareholders of record. Unless otherwise provided in the award agreement, (i) dividend equivalents with respect to dividends or other distributions that are paid in Shares shall be credited to the director as additional RSUs subject to the same restrictions as the RSUs with respect to which the dividend equivalents are paid and (ii) dividend equivalents with respect to dividends or other distributions that are paid in cash shall be accumulated without interest and paid if and at the same time and to the same extent as the underlying RSUs are paid, and shall be forfeited if and at the same time and to the same extent as the underlying RSUs are forfeited. Any such dividend equivalent arrangement shall comply with Code Section 409A. A dividend equivalent arrangement shall be unfunded and dividend equivalents shall be payable from the general assets of the Company. A director’s right to any accumulated, unpaid dividend equivalents shall be solely that of a general creditor of the Company.”

5.	The last sentence of Section VIII of the Plan (“Termination”) is hereby amended in its entirety as follows:

“No termination of the Plan shall materially and adversely affect any of the rights or obligations of any individual under any Option, Restricted Share, SAR, or RSU award previously granted under the Plan, without his or her consent.”

6.	Section IX of the Plan is hereby amended in its entirety as follows:

“In no event shall the Plan, any director’s participation in the Plan, any director’s receipt of an Option, Restricted Share, SAR, or RSU award under the Plan or any other action taken under the Plan constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any individual as a director for any period of time.”

7.	The first sentence of Section X of the Plan is hereby amended in its entirety as follows:

“In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Shares, the number of Shares that may be issued under the Plan, and the number of Shares subject to, or the exercise price per Share under, any outstanding Option, Restricted Share, SAR, or RSU award, shall be adjusted automatically so that the proportionate interest of the director shall be maintained as before the occurrence of such event.”

8.	Section XIV(a) of the Plan is hereby amended in its entirety as follows:

“(a)      Delivery of Shares.

The Company shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any part of an Option or SAR or upon settlement of any RSU or as to which any restriction has lapsed before (i) the admission of such Shares to listing on any stock exchange or other listing system on which the Company’s common stock may then be listed, (ii) receipt of any required registration or other qualification of such Shares under any state or federal law or regulation that the Company’s counsel may determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with.”

9.	Section XIV(b) of the Plan is hereby amended in its entirety as follows:

“(b)      Ratification.

By accepting any Option, Restricted Share, SAR, RSU, or other benefit under the Plan, each director and each individual claiming under or through such director shall be conclusively deemed to have given his or her acceptance and ratification of, and consent to, any action taken by the Company or the Board.”

10.	In all other respects the Plan is hereby ratified and confirmed.

*     *     *     *     *

To record the adoption of the Amendment set forth above, the Company has caused this document to be signed on this ____ day of August 2009.

                                                                                                                                  AMERICAN WOODMARK CORPORATION

                                                                                                                                  By: ______________________________________

                                                                                                                                  Title: _____________________________________